UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016

Loop Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54768

(Commission File Number)

27-2094706

(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 2520

Los Angeles, California 90067

(Address of principal executive offices)(Zip Code)

(781) 821-6600

Registrant’s telephone number, including area code

_______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 8.01 (Other Events) of this Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

Loop Industries, Inc., a Nevada corporation (the “Company”), is voluntarily making disclosure of a summary of recent private offerings of certain of its securities offered and sold.  The following disclosure relates to (i) shares of common stock sold in the fiscal year prior to February 28, 2016, but not part of the Company’s Share Exchange Agreement, dated June 29, 2015, with Loop Holdings, Inc. and the stockholders of Loop Holdings, Inc. (ii) 331,442 Units sold during the three months ended May 31, 2016, and (iii) 408,562 Units sold from May 31, 2016 until the date of the filing of this Current Report on Form 8-K.  Items (i) and (ii) in the preceding sentence were previously disclosed under Note 6 of the financial statements included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2016, filed with the Securities and Exchange Commission on July 15, 2016.

The Company offered and sold 740,004 Units to 42 accredited investors, at a purchase price of $6.00 per Unit, for aggregate proceeds of $4,440,024. Each Unit consists of two shares of common stock and one warrant to purchase one share of common stock at an exercise price of $6.00 per share. The aggregate number of shares of common stock sold is 1,480,007. The number of shares underlying warrants sold is 740,004. The warrants may be exercised at any time, and have a term of one year. The Company offered and sold the Units, pursuant to the exemption for registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act, where each purchaser was an “accredited investor” within the meaning of Rule 501 of Regulation D. The number of shares of common stock issued did not amount to more than 5% of the issued and outstanding shares of common stock of the Company.

No commission or other fee was paid to any person in connection with the offerings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loop Industries, Inc.
(Registrant)

Date: September 15, 2016	By:	/s/ Daniel Solomita
	Name:	Daniel Solomita
	Title:	President and Chief Executive Officer (principal executive officer)

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